As Filed with the Securities and Exchange Commission on April 16, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Potomac Realty Trust
(Exact Name of Registrant as Specified in its Charters)

MARYLAND (State or other jurisdiction of incorporation or organization)	37-1470730 (I.R.S. Employer Identification Nunber.)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200

Douglas J. Donatelli, President and Chief Executive Officer
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200

Copies to:
David C. Wright
Edward W. Elmore, Jr.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219
(804) 788-8200

     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum
Title of Securities	Amount to be	Offering Price		Aggregate	Amount of
Being Registered	Registered*	Per Unit*		Offering Price*	Registration Fee*
Senior Debt Securities, Subordinated Debt Securities, Preferred Shares of Beneficial Interest, Common Shares of Beneficial Interest		(1	)(2)		(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	Such indeterminate number of amount of senior debt securities, subordinated debt securities, preferred shares of beneficial interest, common shares of beneficial interest is being registered as may from time to time be sold or resold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, except for $9,714 that has already been paid with respect to $76,672,000 aggregate principal amount of Securities not yet sold which were previously registered under the Company’s Registration Statement on Form S-3 filed November 30, 2004 (No. 333-120821). Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized registration fee may be applied to the registration fees payable pursuant to this registration statement.

Senior Debt Securities
Subordinated Debt Securities
Preferred Shares of Beneficial Interest
Common Shares of Beneficial Interest
     First Potomac Realty Trust intends to offer and sell from time to time the debt and equity securities described in this prospectus. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.
     The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     You should read this prospectus carefully before you invest in our securities. For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on page 2 and in our periodic reports and other information that we file with the Securities and Exchange Commission.
The date of this prospectus is April 16, 2007.

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities described in this prospectus or any applicable prospectus supplement in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we file with the SEC and incorporate by reference, is accurate only as of the date of the documents containing the information.

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HOW TO OBTAIN MORE INFORMATION
     We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the Securities and Exchange Commission at its public reference room in Washington, D.C. (450 Fifth Street, N.W. 20549). Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed.
INCORPORATION OF INFORMATION FILED WITH THE SEC
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the Securities and Exchange Commission. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus, any prospectus supplement to the prospectus or any information incorporated by reference later. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, unless specifically stated otherwise, prior to completion of the offering of securities described in this prospectus.
     We incorporate by reference the documents listed below:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2.	Current Report on Form 8-K filed April 10, 2007.

3.	Current Report on Form 8-K filed April 12, 2007.

4.	The description of our common shares contained in our Registration Statement on Form 8-A dated October 10, 2003.
     You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: First Potomac Realty Trust, c/o Investor Relations, 600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814. Our telephone number is (301) 986-9200.
ABOUT THIS PROSPECTUS
     This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we expect to provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “How to Obtain More Information.”
FORWARD LOOKING INFORMATION
     This prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the Securities and Exchange Commission that could cause actual results to differ materially from our forward-looking statements.
     Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

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OUR COMPANY
     First Potomac Realty Trust is a self-managed, self-administered Maryland real estate investment trust that focuses on owning, developing and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, which we collectively refer to as the southern Mid-Atlantic region. The Company has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code.
     The Company was formed in July 2003 to be the successor general partner of First Potomac Realty Investment Limited Partnership, the Company’s operating partnership (the “Operating Partnership”). The Company owns all of its properties and conducts its business through the Operating Partnership. The Company is the sole general partner of, and owns a 96.9% interest in, the Operating Partnership.
     References to “we,” “our,” “the Company,” or “First Potomac,” refer to First Potomac Realty Trust and its subsidiaries, including the Operating Partnership, on a consolidated basis, unless the context indicates otherwise.
     The Company focuses on acquiring properties that it believes can benefit from its intensive property management and seeks to reposition these properties to increase their profitability and value. The Company has also begun developing assets adjacent to buildings that it owns in some of its stronger submarkets. The Company’s portfolio contains a mix of single-tenant and multi-tenant industrial and flex properties. Industrial properties generally are used as warehouse, distribution and manufacturing facilities, while flex properties combine office building features with industrial property space. As of December 31, 2006, the Company owned 65 properties totaling approximately 10.4 million square feet, and the Company’s properties were approximately 88.0% leased to a total of 599 tenants. At December 31, 2006, the Company’s largest tenant was the U.S. Government, which leased approximately 725,343 square feet under 27 leases, representing approximately 9.4% of the Company’s annualized base rent as of December 31, 2006.
     Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200. We maintain a web site at http://www.first-potomac.com. The information on our web site does not constitute a part of this prospectus.

RISK FACTORS
     Investing in our Company involves various risks, including the risk that you might lose your entire investment. The following discussion concerns some of the risks associated with our business. These risks are interrelated, and you should treat them as a whole. The risks described below are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified below, may also materially and adversely affect our business, financial condition, results of operations and ability to make distributions to our securityholders.
Risks Related to Our Business and Properties
     We have recently experienced rapid growth and may not be able to adapt our management and operational systems without unanticipated disruption or expense.
     We are currently experiencing a period of rapid growth. As a result of our rapid growth, we cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff to integrate properties into our portfolio or manage any future acquisitions of properties without operating disruptions or unanticipated costs. Our acquisitions of properties will generate additional operating expenses that we will be required to pay. Our growth has required, and our growth will continue to require, increased investment in management personnel, professional fees, other personnel, financial and management systems and controls and facilities, which could cause our operating margins to decline from historical levels, especially in the absence of revenue growth. As we acquire additional properties, we will be subject to risks associated with managing new properties, including tenant retention and mortgage default. Our failure to successfully integrate acquisitions into our portfolio and manage our growth could have a material adverse effect on our results of operations and financial condition.
     We are subject to the credit risk of our tenants, which may fail to make lease payments and thereby cause a significant decrease in our revenues.
     We are subject to the credit risk of our tenants. We cannot assure you that our tenants will not default on their leases and fail to make rental payments to us. In particular, local economic conditions and factors affecting the industries in which our tenants operate may affect our tenants’ ability to make lease payments to us. Moreover, we may be unable to locate a replacement tenant in a timely manner or on comparable or better terms if a tenant defaults on its lease. The loss of rental revenues from a number of our tenants and our inability to replace such tenants may adversely affect our profitability and our ability to meet our financial obligations.
     A majority of our tenants hold leases covering less than 10,000 square feet. Many of these tenants are small companies with nominal net worth. The loss of rental revenues from a number of our tenants may adversely affect our profitability and our ability to meet our financial obligations.
     Loss of the U.S. Government as a tenant could lead to a substantial decrease in our cash flow and an impairment of the value of our properties.
     The U.S. Government accounts for 9.4% of our annualized base rent as of December 31, 2006. On July 31, 2002, the United States Department of Defense issued the Unified Facilities Criteria (“UFC”), which establish minimum antiterrorism standards for the design and construction of new and existing buildings leased by the departments and agencies of the Department of Defense. The loss of the federal government as a tenant resulting from our inability to comply with the UFC standards or for any other reason or the loss of a future significant tenant would have an adverse effect on our financial results and the value of our affected properties. A reduction or elimination of rent from the U.S. Government or other significant tenants would reduce our cash flow and adversely affect our ability to make distributions to our securityholders.
     Our debt level may have a negative impact on our ability to make distributions to our shareholders and pursue our business plan.
     We have incurred indebtedness in connection with the acquisition of our properties, and we will incur new indebtedness in the future in connection with our acquisition, development and operating activities.
     Our use of debt financing creates risks, including risks that:
▪	that our cash flow will be insufficient to make required payments of principal and interest;

▪	that we will be unable to refinance some or all of our indebtedness or that any refinancing will not be on terms as favorable as those of the existing indebtedness;

▪	that required debt payments will not be reduced if the economic performance of any property declines;

▪	that debt service obligations will reduce funds available for distribution to our shareholders and funds available for acquisitions;

▪	that most of our secured debt obligations require the lender to be made whole to the extent we decide to pay off the debt prior to the maturity date; and

▪	that any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure.
     If the economic performance of any of our properties declines, our ability to make debt service payments would be adversely affected. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, we may lose that property to lender foreclosure with a resulting loss of income and asset value.
     We do not have a policy limiting the amount of debt that we may incur, although we have established 55% to 65% as the target range for our total debt to market capitalization. Accordingly, our management and board of trustees have discretion to increase the amount of our outstanding debt at any time. Our leverage levels may make it difficult to obtain additional financing based on our current portfolio or to refinance existing debt on favorable terms or at all. In addition, the terms of our revolving credit facility limit the amount of indebtedness that we may incur. Failure to obtain additional financing could impede our ability to grow and develop our business. Our leverage levels also may adversely affect the market price of our securities if an investment in our Company is perceived to be more risky than an investment in our peers.
     Our variable rate debt subjects us to interest rate risk.
     We have a revolving credit facility that bears interest at a variable rate on any amounts drawn on the facility. We may incur additional variable rate debt in the future. Increases in interest rates on variable rate debt would increase our interest expense, which would adversely affect net earnings and cash available for payment of our debt obligations and distributions to our security.
     We compete with other parties for tenants and property acquisitions and many of these parties have substantially greater resources than we have.
     Our business strategy contemplates expansion through acquisition. The commercial real estate industry is highly competitive, and we compete with substantially larger companies, including substantially larger REITs, for the acquisition, development and leasing of properties. Some of these companies are national or regional operators with far greater resources than we have. As a result, we may not be able or have the opportunity to make suitable investments on favorable terms in the future. Competition in a particular area also could adversely affect our ability to lease our properties or to increase or maintain rental rates.
     Newly developed and acquired properties may not produce the cash flow that we expect, which could adversely affect our overall financial performance.
     Over the last few years, we have focused our efforts on the acquisition and redevelopment of industrial and flex properties. During 2006, we began development activities at five of our properties. We intend to continue to acquire and develop industrial and flex properties. In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based on expected occupancy and rental rates. If our estimated return on investment proves to be inaccurate and the property is unable to achieve the expected occupancy and rental rates, it may fail to perform as we expected in analyzing our investment. When we acquire a property, we often plan to reposition or redevelop that property with the goal of increasing profitability. Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we have acquired properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is more fully leased. If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance may be adversely affected.
     All of our properties are located in the southern Mid-Atlantic region, making us vulnerable to changes in economic conditions in that region.
     Economic conditions in the southern Mid-Atlantic region may significantly affect the occupancy and rental rates of our properties. A decline in occupancy and rental rates, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The economic condition of the region may depend on one or more industries and, therefore, an economic downturn in one of these industry sectors may adversely affect our performance. Local real estate market conditions may include a large supply of competing space, and we compete for tenants based on rental rates, attractiveness and location of a property, and quality of maintenance and management services. As a result of the geographic concentration of our properties, our performance, our ability to make cash distributions, and the value of our properties will depend upon economic conditions in the region, including local real estate conditions and competition. There can be no assurance that these markets will continue to grow or that economic conditions will remain favorable. If unfavorable economic conditions occur in the region, our ability to make distributions to our securityholders could be adversely affected. In particular, we are directly affected by decreases in federal government spending.
Development and construction risks could adversely affect our profitability.
     Our renovation, redevelopment, development and related construction activities may subject us to the following risks:
▪
we may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these projects.

▪	we may incur construction costs for a property which exceed our original estimates due to increased costs for materials or labor or other costs that we did not anticipate.

▪	we may not be able to obtain financing on favorable terms, which may render us unable to proceed with our development activities.

▪	we may be unable to complete construction and lease-up of a property on schedule, which could result in increased debt service expense or construction costs.
     Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait years for a significant cash return. Because we are required to make cash distributions to our shareholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow additional money to fund such distributions.
Failure to succeed in new markets may limit our growth.
     We may make selected acquisitions outside our current geographic market from time to time as appropriate opportunities arise. Our historical experience is in the southern Mid-Atlantic region, and we may not be able to operate successfully in other market areas. We may be exposed to a variety of risks if we choose to enter new markets. These risks include:
▪	a lack of market knowledge and understanding of the local economies;

▪	an inability to identify promising acquisition or development opportunities;

▪	an inability to obtain construction trades people; and

▪	an unfamiliarity with local government and permitting procedures.
     Any of these factors could adversely affect the profitability of projects outside our current markets and limit the success of our acquisition and development strategy. If our acquisition and development strategy is negatively affected, the profitability, growth, and development of our business may be impeded.
     We may be unable to renew expiring leases or re-lease vacant space on a timely basis or on attractive terms, which could significantly decrease our cash flow.
     Current tenants may not renew their leases upon the expiration of their terms. Alternatively, current tenants may attempt to terminate their leases prior to the expiration of their current terms. If non-renewals or terminations occur, we may not be able to locate qualified replacement tenants and, as a result, we could lose a significant source of revenue while remaining responsible for the payment of our obligations. Moreover, the terms of a renewal or new lease may be less favorable than the current lease terms. Any of these factors could cause a decline in lease revenue, which would have a negative impact on our profitability.
     Under some of our leases, tenants have the right to terminate prior to the scheduled expiration of the lease.
     Some of our leases for our current properties provide tenants with the right to terminate prior to the scheduled expiration of the lease. If a tenant terminates its lease with us prior to the expiration of the term, we may be unable to re-lease that space on as favorable terms, or at all, which could adversely affect our cash flow.
     Property owned through joint ventures, or in limited liability companies and partnerships in which we are not the sole equity holder, may limit our ability to act exclusively in our interests.
     We may make investments through partnerships, limited liability companies or joint ventures in the future. Partnership, limited liability company or joint venture investments may involve various risks, including the following:
▪
our partners, co-members or joint venturers might become bankrupt (in which event we and any other remaining general partners or joint venturers would generally remain liable for the liabilities of the partnership or joint venture);

▪	Our partners, co-members or joint venturers might at any time have economic or other business interests or goals that are inconsistent with our business interests or goals;

▪
Our partners, co-members or joint venturers may be in a position to take action contrary to our instructions, requests, policies, or objectives, including our current policy with respect to maintaining our qualification as a real estate investment trust; and

▪
agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venturer’s, member’s or partner’s interest or “buy-sell” or other provisions that may result in a purchase or sale of the interest at a disadvantageous time or on disadvantageous terms.

     Our organizational documents do not limit the amount of available funds that we may invest in partnerships, limited liability companies or joint ventures. The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and ability to make distributions with respect to, and the market price of, our securities.
Risks Related to Our Organization and Structure
     Our executive officers have agreements that provide them with benefits in the event of a change in control of our Company or if their employment agreement is not renewed.
     We have entered into employment agreements with our executive officers, Douglas J. Donatelli, Nicholas R. Smith, Barry H. Bass, James H. Dawson and Joel F. Bonder that provide them with severance benefits if their employment ends under certain circumstances following a change in control of our Company or if the executive officer resigns for “good reason” as defined in the employment agreements. These benefits could increase the cost to a potential acquirer of our Company and thereby prevent or deter a change in control of the Company that might involve a premium price for our common shares or otherwise be in the interests of our securityholders.
     We may experience conflicts of interest with several members of our board of trustees and our executive officers relating to their ownership of units of our Operating Partnership.
     Our trustees and executive officers may have conflicting duties because, in their capacities as our trustees and executive officers, they have a duty to our Company, and in our capacity as general partner of our Operating Partnership, they have a fiduciary duty to the limited partners, and some of them are themselves limited partners. These conflicts of interest could lead to decisions that are not in your best interest. Conflicts may arise when the interests of our shareholders and the limited partners of our Operating Partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners, such as upon the sale of assets or the repayment of indebtedness.
     We depend on key personnel with long-standing business relationships, the loss of whom could threaten our ability to operate our business successfully.
     Our future success depends, to a significant extent, upon the continued services of our senior management team, including Douglas J. Donatelli. In particular, the extent and nature of the relationships that Mr. Donatelli has developed in the real estate community in our markets is critically important to the success of our business. Although we have an employment agreement with Mr. Donatelli and other key executive officers, there is no guarantee that Mr. Donatelli will remain employed with us. We do not maintain key person life insurance on any of our officers. The loss of services of one or more members of our senior management team, particularly Mr. Donatelli, would harm our business and prospects. Further, loss of a member of our senior management team could be negatively perceived in the capital markets, which could have an adverse effect on the market price of our common shares.
     The chairman of our board of trustees, Louis T. Donatelli, and certain other of our trustees may have conflicts of interest with our Company.
     Our chairman, Louis T. Donatelli, has other business interests that may hinder his ability to spend adequate time on our business. Mr. Donatelli is also Chairman of Donatelli Development, Inc. (formerly Donatelli & Klein, Inc), a real estate development investment firm that focuses on the Washington, D.C. area. Mr. Donatelli continues to provide services to Donatelli Development, Inc. In addition, Mr. Donatelli may own industrial or flex property outside of the Company’s specific geographic area of operation.
     One of the Company’s trustees, Terry L. Stevens, currently serves as Vice President and Chief Financial Officer of Highwoods Properties, Inc., a fully integrated, North Carolina-based REIT that owns, leases, manages, develops, and constructs office, industrial and retail properties, some of which are located in our target markets. As a result, conflicts may arise when the Company and Highwoods Properties, Inc. compete in the same markets for properties, tenants, personnel and other services.
     Our rights and the rights of our securityholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interests.

     Maryland law provides that a trustee has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our amended and restated declaration of trust authorizes us to indemnify our trustees and officers for actions taken by them in those capacities to the extent permitted by Maryland law. In addition, our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:
▪	actual receipt of an improper benefit or profit in money, property or services; or

▪	a final judgment based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.
     As a result, we and our securityholders may have more limited rights against our trustees and officers than might otherwise exist. Our amended and restated bylaws require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our trustees and officers.
     Our board of trustees may approve the issuance of preferred shares with terms that may discourage a third party from acquiring us.
     Our declaration of trust permits our board of trustees to issue up to 50,000,000 preferred shares, issuable in one or more classes or series. Our board of trustees may increase the number of preferred shares authorized by our declaration of trust without shareholder approval. Our board of trustees may also classify or reclassify any unissued preferred shares and establish the preferences and rights (including the right to vote, to participate in earnings and to convert into securities) of any such preferred shares, which rights may be superior to those of our common shares. Thus, our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of the common shares might receive a premium for their shares over the then current market price of our common shares.
     Our ownership limitations may restrict business combination opportunities.
     To maintain our qualification as a REIT under the Internal Revenue Code, no more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or under applicable attribution rules, by five or fewer individuals (as defined to include certain entities) during the last half of each taxable year (other than our first REIT taxable year). To preserve our REIT qualification, our declaration of trust generally prohibits direct or indirect ownership by any person of (i) more than 8.75% of the number or value of our outstanding common shares or (ii) more than 8.75% of the value of our outstanding shares of all classes. Generally, shares owned by affiliated owners will be aggregated for purposes of the ownership limitation. Our declaration of trust has created a special higher ownership limitation of no more than 14.9% for the group comprised of Louis T. Donatelli, Douglas J. Donatelli and certain related persons. Unless the applicable ownership limitation is waived by our board of trustees prior to transfer, any transfer of our common shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Common shares that would otherwise be held in violation of the ownership limit will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer or other event giving rise to such excess ownership. The beneficiary of the trust will be one or more charitable organizations named by us. The ownership limitation could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of common shares might receive a premium for their common shares over the then current market price or that such holders might believe to be otherwise in their best interests. The ownership limitation provisions also may make our common shares an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of (i) more than 8.75% of the number or value of our outstanding common shares or (ii) more than 8.75% in value of our outstanding shares of all classes.
     Our board of trustees may change our investment and operational policies and practices without a vote of our common shareholders, which limits your control of our policies and practices.
     Our major policies, including our policies and practices with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by our board of trustees. Although we have no present intention to do so, our board of trustees may amend or revise these and other policies from time to time without a vote of our shareholders. Accordingly, our shareholders have limited control over changes in our policies.
     Our declaration of trust and bylaws do not limit the amount of indebtedness that we or our operating partnership may incur. If we become highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on our outstanding indebtedness and harm our financial condition.
     Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our securityholders to effect changes to our management.

     Our declaration of trust provides that a trustee may only be removed upon the affirmative vote of holders of a majority of our outstanding common shares. Vacancies may be filled by the board of trustees. This requirement makes it more difficult to change our management by removing and replacing trustees.
     Our bylaws may only be amended by our board of trustees, which could limit your control of certain aspects of our corporate governance.
     Our board of trustees has the sole authority to amend our bylaws. Thus, the board is able to amend the bylaws in a way that may be detrimental to your interests.
     Maryland law may discourage a third party from acquiring us.
     Maryland law provides broad discretion to our board of trustees with respect to its fiduciary duties in considering a change in control of our Company, including that our board is subject to no greater level of scrutiny in considering a change in control transaction than with respect to any other act by our board.
     The Maryland Business Combination Act restricts mergers and other business combinations between our Company and an interested shareholder. An “interested shareholder” is defined as any person who is the beneficial owner of 10% or more of the voting power of our common shares and also includes any of our affiliates or associates that, at any time within the two year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. Additionally, the “control shares” provisions of the Maryland General Corporation Law, or MGCL, are applicable to us as if we were a corporation. These provisions eliminate the voting rights of shares acquired in quantities so as to constitute “control shares,” as defined under the MGCL. Our amended and restated declaration of trust and/or bylaws, provide that we are not bound by the Maryland Business Combination Act or the control share acquisition statute. However, in the case of the control share acquisition statute, our board of trustees may opt to make this statute applicable to us at any time, and may do so on a retroactive basis.
     Finally, the “unsolicited takeovers” provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement takeover defenses that we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change in control of our Company under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price or would otherwise be in the interests of our shareholders.
Risks Related to the Real Estate Industry
     Real estate investments are inherently risky, which could adversely affect our profitability and our ability to make distributions to our shareholders.
     Real estate investments are subject to varying degrees of risk. If we acquire or develop properties and they do not generate sufficient operating cash flow to meet operating expenses, including debt service, capital expenditures and tenant improvements, our income and ability to make distributions to our shareholders will be adversely affected. Income from properties may be adversely affected by:
▪	decreases in rent and/or occupancy rates due to competition or other factors;

▪	increases in operating costs such as real estate taxes, insurance premiums, site maintenance and utilities;

▪	changes in interest rates and the availability of financing; and

▪	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.
     General economic conditions may adversely affect our financial condition and results of operations.
     Periods of economic slowdown or recession in the United States and in other countries, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults by our tenants under existing leases, which could adversely affect our financial position, results of operations, cash flow, trading price of our securities and our ability to satisfy our debt service obligations and to make distributions to our securityholders.

     Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.
     Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to adverse changes in the performance of such properties may be limited, thus harming our financial condition. The real estate market is affected by many factors that are beyond our control, including:
▪	adverse changes in national and local economic and market conditions;

▪	changes in interest rates and in the availability, cost and terms of debt financing;

▪	changes in governmental laws and regulations, fiscal policies and zoning ordinances and costs of compliance with laws and regulations, fiscal policies and ordinances;

▪	the ongoing need for capital improvements, particularly in older buildings;

▪	changes in operating expenses; and

▪	civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.
     We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We may also acquire properties that are subject to a mortgage loan that may limit our ability to sell the properties prior to the loan’s maturity. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to our securityholders.
     The costs of compliance with or liabilities under environmental laws may harm our operating results.
     Our operating expenses could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. An owner of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:
▪	our knowledge of the contamination;

▪	the timing of the contamination;

▪	the cause of the contamination; or

▪	the party responsible for the contamination of the property.
     There may be environmental problems associated with our properties of which we are unaware. Some of our properties contain, or may have contained in the past, underground tanks for the storage of petroleum-based or waste products that could create a potential for release of hazardous substances. If environmental contamination exists on our properties, we could become subject to strict, joint and several liability for the contamination by virtue of our ownership interest.
     The presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. In addition, although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we could nonetheless be subject to strict liability by virtue of our ownership interest for environmental liabilities created by our tenants, and we cannot be sure that our tenants would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to our properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our securityholders.
     The Company’s properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.
     When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants.

Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.
     Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unintended expenditures that adversely impact our ability to make distributions to our securityholders.
     All of our properties are required to comply with the Americans with Disabilities Act, or the ADA. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in the imposition of fines by the U.S. Government or an award of damages to private litigants, or both. While the tenants to whom we lease properties are obligated by law to comply with the ADA provisions, and typically under our leases are obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of these tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could adversely affect our results of operations and financial condition and our ability to make distributions to shareholders. In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on our ability to make distributions to our securityholders.
     An uninsured loss or a loss that exceeds the policies on our properties could subject us to lost capital or revenue on those properties.
     Under the terms and conditions of the leases currently in force on our properties, our tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the properties, except for claims arising from the negligence or intentional misconduct of us or our agents. Additionally, tenants are generally required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and full replacement value property damage insurance policies. Our largest tenant, the federal government, is not required to maintain property insurance at all. We have obtained comprehensive liability, casualty, flood and rental loss insurance policies on our properties. All of these policies may involve substantial deductibles and certain exclusions. In addition, we cannot assure you that our tenants will properly maintain their insurance policies or have the ability to pay the deductibles. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the policies noted above, or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in, and anticipated revenue from, one or more of the properties, which could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to our securityholders.
     Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect any market on which our securities trade, the markets in which we operate, our operations and our profitability.
     Terrorist attacks may negatively affect our operations. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.
     The United States may enter into armed conflicts in the future. The consequences of any armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.
     Any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to our securityholders, and may result in volatility in the market price for our securities.

Tax Risks of our Business and Structure
     If we fail to remain qualified as a REIT for federal income tax purposes, we will not be able to deduct our distributions, and our income will be subject to taxation.
     We elected to be taxed as a REIT under the Internal Revenue Code commencing with our short taxable year ended December 31, 2003, which affords us significant tax advantages. The requirements for qualification as a REIT, however, are complex and our management has limited experience in operating a REIT. If we fail to meet these requirements and do not qualify for certain relief provisions, our distributions to our shareholders will not be deductible by us and we will be subject to a corporate level tax on our taxable income. This would substantially reduce our cash available to make distributions to our shareholders. In addition, incurring corporate income tax liability might cause us to borrow funds, liquidate some of our investments or take other steps that could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a REIT qualification requirement or if we voluntarily revoke our election, unless relief provisions applicable to certain REIT qualification failures apply, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.
     Distribution requirements relating to qualification as a REIT for federal income tax purposes limit our flexibility in executing our business plan.
     Our business plan contemplates growth through acquisitions. To maintain our status as a REIT for federal income tax purposes, we generally are required to distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains, each year. We are also required to pay tax at regular corporate rates to the extent that we distribute less than 100% of our taxable income (including net capital gains) each year. In addition, we are required to pay a 4% nondeductible excise tax on the amount, if any, by which certain distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income for that calendar year, 95% of our capital gain net income for the calendar year and any amount of our income that was not distributed in prior years.
     We have distributed, and intend to distribute, to our shareholders all or substantially all of our taxable REIT income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax and the 4% nondeductible excise tax. Our distribution requirements limit our ability to fund acquisitions and capital expenditures through retained earnings. Thus, our ability to grow through acquisitions will be limited if we are unable to obtain debt or equity financing. In addition, differences in timing between the receipt of income and the payment of expenses in arriving at REIT taxable income and the effect of required debt amortization payments could require us to borrow funds to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.
     Moreover, even if we maintain our status as a REIT, any net income of a taxable REIT subsidiaries owned by our Operating Partnership would be subject to federal, state and local income taxes at regular corporate rates.
     Our disposal of properties may have negative implications, including unfavorable tax consequences.
     If we make a sale of a property directly or through an entity that is treated as a partnership or a disregarded entity, for federal income tax purposes, and it is deemed to be a sale of dealer property or inventory, the sale may be deemed to be a “prohibited transaction” under federal tax laws applicable to REITs, in which case our gain, or our share of the gain, from the sale would be subject to a 100% penalty tax. If we believe that a sale of a property might be treated as a prohibited transaction, we may dispose of that property through a taxable REIT subsidiary, in which case the gain from the sale would be subject to corporate income tax but not the 100% prohibited transaction tax. We cannot assure you, however, that the Internal Revenue Service will not assert successfully that sales of properties that we make directly or through an entity that is treated as a partnership or a disregarded entity, for federal income tax purposes, rather than through a taxable REIT subsidiary, are sales of dealer property or inventory, in which case the 100% penalty tax would apply.
     Complying with REIT requirements may force us to sell otherwise attractive investments.
     To maintain our status as a REIT, we must satisfy certain requirements with respect to the character of our assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter (by, possibly, selling assets not withstanding their prospects as an investment) to avoid losing our REIT status. If we fail to comply with these requirements at the end of any calendar quarter, and the failure exceeds a minimum threshold, we may be able to preserve our REIT status if (a) the failure was due to reasonable cause and not to willful neglect, (b) we dispose of the assets causing the failure within six months after the last day of the quarter in which we identified the failure, (c) we file a schedule with the Internal Revenue Service describing each asset that caused the failure, and (d) we pay an additional tax of the greater of $50,000 or the product of the highest applicable tax rate multiplied by the net income generated on those assets. As a result, we may be required to liquidate otherwise attractive investments.

     We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our securities.
     At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or the market price of our securities. Legislation enacted in 2003 and 2006 generally reduced the federal income tax rate on most dividends paid by corporations to investors taxed at individual rates to a maximum of 15%. REIT dividends, with limited exceptions, do not benefit from the rate reduction, because a REIT’s income is generally not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors taxed at individual rates than shares in REITs and could have an adverse effect on the value of our common shares.
     Your investment in our securities has various federal, state and local income tax risks that could affect the value of your investment.
     Although the provisions of the Internal Revenue Code relevant to your investment in our securities are generally described in “Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our securities because of the complex nature of the tax rules applicable to REITs and their securityholders.
     If we or our predecessor entity failed to qualify as an S corporation for any of our tax years prior to our initial public offering, we may fail to qualify as a REIT.
     To qualify as a REIT, we may not have at the close of any year undistributed “earnings and profits” accumulated in any non-REIT year, including undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., did not qualify as an S corporation. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we did not so qualify, we will not qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for any of the following four tax years.
     If First Potomac Management, Inc. failed to qualify as an S corporation during any of its tax years, we may be responsible for any entity level taxes due.
     We believe First Potomac Management, Inc., a Delaware S corporation and subsidiary of the Company (“FPM, Inc.”), qualified as an S corporation for federal and state income tax purposes from the time of its incorporation in 1997 through our initial public offering. However, the Company may be responsible for any entity level taxes due if FPM, Inc. did not qualify as an S corporation at any time. FPM, Inc. shareholders have severally indemnified the Company against any such loss, however, in the event one or more of the shareholders is unable to fulfill its indemnification obligation, the Company may not be reimbursed for a portion of the taxes.
Risks Related to an Investment in Our Common Shares
     Our common shares trade in a limited market which could hinder your ability to sell our common shares.
     Our equity market capitalization places us at the low end of market capitalization among all REITs. Because of our small market capitalization, many of our investors are individuals. Our common shares experience relatively, limited trading volume; many investors may not be interested in owning our common shares because of the inability to acquire or sell a substantial block of our common shares at one time. This illiquidity could have an adverse effect on the market price of our common shares. In addition, a shareholder may not be able to borrow funds using our common shares as collateral because lenders may be unwilling to accept the pledge of common shares having a limited market. Any substantial sale of our common shares could have a material adverse effect on the market price of our common shares.
     The market price and trading volume of our common shares may be volatile.
     The market price of our common shares may become highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:
▪	actual or anticipated declines in our quarterly operating results or distributions;

▪	reductions in our funds from operations;

▪	increases in market interest rates that lead purchasers of our securities to demand a higher dividend yield;

▪	changes in market valuations of similar companies;

▪	adverse market reaction to any increased indebtedness we incur in the future;

▪	additions or departures of key management personnel;

▪	actions by institutional shareholders;

▪	speculation in the press or investment community; and

▪	general market and economic conditions.
     The vesting of equity based compensation awards upon achievement of certain market based conditions and performance measures may result in unanticipated charges that could impact our operating results.
     Broad market fluctuations could negatively impact the market price of our common shares.
     In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common shares. Furthermore, our operating results and prospects may be below the expectations of investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares.
     An increase in market interest rates may have an adverse effect on the market price of our common shares.
     One of the factors that investors may consider in deciding whether to buy or sell our common shares is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution rate on our common shares or seek securities paying higher dividends or interest. The market price of our common shares likely will be based primarily on the earnings that we derive from rental income with respect to our properties and our related distributions to shareholders, and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market price of our common shares. For instance, if interest rates rise without an increase in our distribution rate, the market price of our common shares could decrease because potential investors may require a higher yield on our common shares as market rates on interest-bearing securities, such as bonds, rise. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and make distributions to our shareholders.
     Shares eligible for future sale may have adverse effects on our share price.
     The Company cannot predict the effect, if any, of future sales of common shares, or the availability of shares for future sales, on the market price of our common shares. Sales of substantial amounts of common shares, including up to approximately 1.6 million common shares issuable upon (i) the redemption of units of our Operating Partnership, and (ii) exercise of options, or the perception that these sales could occur, may adversely affect prevailing market prices for our common shares and impede our ability to raise capital.
     The Company also may issue from time to time additional common shares or preferred shares or units of our Operating Partnership in connection with the acquisition of properties, and we may grant demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of securities or the perception that these sales could occur may adversely affect the prevailing market price for our securities. In addition, the sale of these shares could impair our ability to raise capital through a sale of additional equity securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
     The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each of the last five fiscal years, including for our predecessor, First Potomac Realty Investment Trust, Inc.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings (deficiency) to fixed charges	1.08	1.06	1.02	[1]	[1]
Ratio of earnings (deficiency) to combined fixed charges and preferred share dividends	1.08	1.06	1.02	[1]	[1]

[1]	Fixed charges exceeded earnings for the years ended 2003 and 2002. The amounts of the deficiency, or the fixed charge amounts in excess of earnings, were $9.1 million and $4.5 million in 2003 and 2002, respectively.
     We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred share dividends by dividing earnings by the sum of fixed charges and dividends on our outstanding preferred shares. For purposes of computing these ratios, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before minority interests. Fixed charges consist of interest expenses and amortization of loan origination fees. During the periods presented in the table above, no preferred shares were outstanding.
USE OF PROCEEDS
     Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate and working capital purposes. These purposes may include repayment of indebtedness and improvement of our properties, as well as the possibility of future acquisitions.
DESCRIPTION OF CAPITAL SHARES
     Our declaration of trust provides that we may issue up to 150,000,000 common shares of beneficial interest, $0.001 par value per share, and 50,000,000 preferred shares of beneficial interest, $0.001 par value per share. As of March 15, 2007, 24,127,449 common shares were issued and outstanding, no preferred shares were issued and outstanding, 762,605 common shares were reserved for issuance upon redemption of units of partnership interest in our operating partnership, and up to a maximum of 1,406,960 common shares were reserved for issuance upon awards under our Equity Compensation Plan. The following is only a summary of some of the rights of shareholders that may be important to you. The description of our capital shares set forth below describes certain general terms and provisions of the capital shares. The following description does not purport to be complete and is qualified in its entirety by reference to our declaration of trust and our bylaws.
Common Shares
     Under our declaration of trust, we have the authority to issue up to 150,000,000 common shares of beneficial interest. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, referred to as the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Maryland law and our declaration of trust provide that none of our shareholders is personally liable for any of our debts, claims, demands, judgments or obligations solely by reason of that shareholder’s status as a shareholder.
    Voting Rights of Common Shares
     Subject to the provisions of our declaration of trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

     Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge unless such action is approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present); (b) the removal of trustees (which requires the affirmative vote of the holders of a majority of our outstanding shares entitled to vote on such matters); and (c) the amendment or repeal of certain designated sections of the declaration of trust (which requires the affirmative vote of two-thirds of our outstanding shares entitled to vote on such matters). Our declaration of trust permits the trustees to amend the declaration of trust from time to time by a vote of two-thirds of the trustees to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders.
    Dividends, Liquidation and Other Rights
     All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares are entitled to receive dividends when authorized by our board of trustees out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares that may be created and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.
     Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our common shares. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.
    Other Matters
     Our common shares currently trade on the New York Stock Exchange under the symbol “FPO.” The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co. We will apply to the New York Stock Exchange or any securities exchange on which our common shares are listed to list any additional common shares to be sold pursuant to this prospectus.
     Our common shares are subject to certain restrictions upon the ownership and transfer thereof which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see “— Restrictions on Ownership and Transfer.”
Preferred Shares
     Our board of trustees is authorized to provide for the issuance of up to 50,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereof.
     Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, our board of trustees may afford the holders of any series or class of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional preferred shares could have the effect of delaying or preventing a change in control.
     The applicable prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:
▪	the specific designation, number of shares, seniority and purchase price;

▪	any liquidation preference per share;

▪	any maturity date;

▪	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

▪	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

▪	any voting rights;

▪
any rights to convert the preferred shares into other common shares or rights, including a description of the common shares or rights into which such preferred shares are convertible (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

▪	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

▪
any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Code.

     Our preferred shares are subject to certain restrictions upon the ownership and transfer thereof for the purpose of enabling us to preserve our status as a REIT. For a description of those restrictions, see “— Restrictions on Ownership and Transfer.”
Power to Reclassify Shares
     Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion and other rights, including but not limited to voting powers, restrictions, limitations as to dividends or other distributions, and qualifications or terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their interest. As of the date hereof, no preferred shares are outstanding.
Power to Issue Additional Common Shares or Preferred Shares
     We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our common shares may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of securities or otherwise be in their interest.
Restrictions on Ownership and Transfer
     In order to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
     Because our board of trustees believes that it is at present essential for us to qualify as a REIT, the declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares of beneficial interest that a person may own or be treated as owning under applicable attribution rules. Our declaration of trust generally provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than (i) 8.75% (by number or value) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. However, Louis T. Donatelli and Douglas J. Donatelli, and certain persons related to either of them under the applicable ownership attribution rules, are generally permitted to own, in the aggregate, either directly or under applicable ownership attribution rules, up to 14.9% of (i) the number or value of our outstanding common shares and (ii) the value of our outstanding shares of beneficial interest of all classes. This 14.9% limitation is, however, reduced to 9.9% immediately prior to any time that (x) Louis T. Donatelli and Douglas J. Donatelli, together with the other related persons, constructively own, pursuant to applicable provisions of the Internal Revenue Code, in the aggregate, a 10% or greater interest in a direct or indirect tenant of our company from which the board of trustees anticipates that we will derive more than $200,000 in gross income during the current taxable year and (y) as a result of this ownership, we would be treated as constructively owning, pursuant to applicable provisions of the Internal Revenue Code, a 10% or greater interest in that direct or indirect tenant.

     Our board of trustees, generally in its sole discretion, may exempt a proposed transferee from the ownership limit. However, the board of trustees may not grant such an exemption to any person if such exemption could cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or could result in a portion of our gross income in excess of a specified threshold being treated as nonqualifying income for REIT gross income test purposes. Our board of trustees may, in connection with a proposed exemption from the ownership limit, require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, regarding the effect of the proposed exemption on our status as a REIT. In addition, our board of trustees may subject an exemption from the ownership limit to such conditions as it determines are appropriate.
     Our declaration of trust prohibits any person from (a) beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code and (b) transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest where such ownership will or may violate any of the foregoing restrictions on transferability and ownership, or any person to whom our shares of beneficial interest are transferred in a transaction that resulted in share ownership in violation of the foregoing ownership limitations is required to give notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
     If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the foregoing transfer or ownership limitations, then such transfer shall be void and the intended transferee shall acquire no rights in such shares; provided that this shall not preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange. If, as a result of a transfer of shares of beneficial interest or another event, there would be beneficial or constructive ownership of our shares of beneficial interest in excess or in violation of the transfer or ownership limitations described above, then that number of shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) shall be automatically transferred to a “charitable” trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer shall be deemed to be effective as of the close of business on the business day, as it is defined in the declaration of trust, prior to the date of the violative transfer or other event resulting in such excess ownership or violation. Shares of beneficial interest held in the charitable trust shall be issued and outstanding shares of beneficial interest. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall not benefit economically from ownership of any shares of beneficial interest held in such charitable trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in such charitable trust. The trustee of the charitable trust shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of beneficial interest have been transferred to the charitable trust shall be paid by the recipient of such dividend or distribution to the trustee of the charitable trust, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee of the charitable trust. Any dividend or distribution so paid to the trustee of the charitable trust shall be held in trust for the charitable beneficiary. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall have no voting rights with respect to shares of beneficial interest held in the charitable trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the charitable trust, the trustee shall have the authority, at the trustee’s sole discretion, (i) to rescind as void any vote cast with respect to such shares prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote.
     Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the charitable trust, the trustee shall sell the shares of beneficial interest held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust and to the charitable beneficiary as follows: The person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall receive the lesser of (i) the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust or (ii) the price paid by the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust in the transaction giving rise to the transfer of such shares of beneficial interest to the charitable trust, or, if such person did not give value for the shares of beneficial interest in such transaction, the market price (as defined in the declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust. Any net sale proceeds in excess of the amount payable to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the charitable trust, such shares are sold by a person who would otherwise have held the shares of beneficial interest transferred to the charitable trust, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust received an amount for such shares that exceeds the amount that such person was entitled to receive pursuant to the second preceding sentence, such excess shall be paid to the trustee upon demand.
     In addition, shares of beneficial interest held in the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a transaction or other event not involving a market price per share, the market price at the time of such transaction or other event) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transaction or other event that resulted in shares being held in the charitable trust and (ii) the date our board of trustees determines in good faith that a transaction or other event resulting in shares being held in the charitable trust has occurred if we do not receive a notice of such transaction or other event in accordance with the requirements of the declaration of trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust.
     All certificates representing our shares of beneficial interest bear a legend referring to the restrictions described above.
     Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
     These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the securities or otherwise be in the best interest of our securityholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS
     The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and bylaws. Copies of our declaration of trust and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
Number of Trustees; Vacancies
     Our declaration of trust provides that the number of our trustees shall be initially seven. In accordance with our declaration of trust and bylaws, the number of trustees may only be increased or decreased by a vote of a majority of the members of our board of trustees; provided that the number shall never be less than one or greater than 15. Our bylaws provide that any vacancy (other than a vacancy created by an increase in the number of trustees) may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any vacancy created by an increase in the number of trustees shall be filled by a majority of the entire board of trustees at any regular meeting or at any special meeting called for that purpose.
     Our bylaws provide that at least a majority of our trustees will be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange, and will be nominated by our nominating and governance committee.
Removal of Trustees
     Our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.
Business Combinations
     Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity common shares. Maryland law defines an interested shareholder as:
▪	any person who beneficially owns 10% or more of the voting power of our shares; or

▪
an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

     A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.
     After the five year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:
▪	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

▪
two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

     These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
     The statute permits various exemptions from its provisions, including business combinations that are approved by the board of trustees before the time that the interested shareholder becomes an interested shareholder.
     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

     Our amended and restated declaration of trust contains a provision exempting the company from the application of the business combination statute. There can be no assurance that this provision will not be amended or eliminated in the future.
Control Share Acquisitions
     Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:
▪	one-tenth or more but less than one-third;

▪	one-third or more but less than a majority; or

▪	a majority or more of all voting power.
     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any shareholders’ meeting.
     If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.
     Article II, Section 17 of our bylaws contains a provision exempting the application of the control share acquisition statute to any and all acquisitions by any person of our shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.
Merger, Amendment of Declaration of Trust
     Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the declaration of trust, the approval of which requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law and our declaration of trust, our trustees are permitted, by a two-thirds vote, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders. As permitted by the Maryland REIT law, our declaration of trust contains a provision permitting our trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.
Limitation of Liability and Indemnification
     Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:
▪	actual receipt of an improper benefit or profit in money, property or services; or

▪	a final judgment based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.
     Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, employees, agents, trustees or officers or any individual who, while a shareholder, employee, agent, trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former shareholder, trustee or officer who is made a party to a proceeding by reason of his or her service to us.
     Maryland law permits us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:
▪	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and
▪	was committed in bad faith; or

▪	was the result of active and deliberate dishonesty;
▪	the trustee or officer actually received an improper personal benefit in money, property or services; or

▪	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
     However, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:
▪	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

▪	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.
Operations
     We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.
Term and Termination
     Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.
Meetings of Shareholders
     Under our bylaws, annual meetings of shareholders are to be held at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the chairman of our board of trustees, our president or our chief executive officer, or by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that except as otherwise required by law or by the rules of the public securities exchange on which our shares are then traded, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of such meeting (but not to vote thereat) has waived in writing any right to dissent from such action.
Advance Notice of Trustee Nominations and New Business
     Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:
▪	pursuant to our notice of the meeting;

▪	by or at the direction of our board of trustees; or

▪
by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

     With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:
▪	pursuant to our notice of the meeting;

▪	by or at the direction of our board of trustees; or

▪
provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

     The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although the bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
     The fiduciary duty and control share acquisition provisions of Maryland law (if, with respect to the control share acquisition provisions, the applicable provision in our bylaws is rescinded); the provisions of our declaration of trust on the removal of trustees and the restrictions on the transfer and ownership of shares of beneficial interest; and the provisions relating to the filling of vacancies and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. The “unsolicited takeovers” provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF DEBT SECURITIES
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.
     The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
     The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
     We will describe in each prospectus supplement the following terms relating to a series of debt securities:
▪	the title or designation;

▪	any limit on the principal amount that may be issued;

▪	whether or not we will issue the series of debt securities in global form, the terms and

▪	the depository;

▪	the maturity date;

▪
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

▪	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

▪	the terms of the subordination of any series of subordinated debt;

▪	the place where payments will be payable;

▪	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

▪	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

▪
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

▪	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

▪	whether we will be restricted from incurring any additional indebtedness;

▪	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

▪	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
     The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under the Indenture
     The following will be events of default under the indentures with respect to any series of debt securities that we may issue:
▪	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

▪	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

▪
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

▪	if specified events of bankruptcy, insolvency or reorganization occur as to us.
     If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:
▪	the direction given by the holder is not in conflict with any law or the applicable indenture; and

▪
subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
▪	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

▪
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

▪
the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
     We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver
     We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
▪	to fix any ambiguity, defect or inconsistency in the indenture; and

▪	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
▪	extending the fixed maturity of the series of debt securities;

▪	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

▪	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.
Discharge
     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
▪	register the transfer or exchange of debt securities of the series;

▪	replace stolen, lost or mutilated debt securities of the series;

▪	maintain paying agencies;

▪	hold monies for payment in trust;

▪	compensate and indemnify the indenture trustee; and

▪	appoint any successor indenture trustee.
     In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.
     Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:
▪
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

▪	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
     The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Notes
     The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES
     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
▪	how it handles securities payments and notices;

▪	whether it imposes fees or charges;

▪	how it would handle a request for the holders’ consent, if ever required;

▪	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

▪	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

▪	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
     A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
     If securities are issued only in the form of a global security, an investor should be aware of the following:
▪
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

▪	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

▪	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

▪
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

▪
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

▪
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

▪
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated
     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
     The global security will terminate when the following special situations occur:
▪
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

▪	if we notify any applicable trustee that we wish to terminate that global security; or

▪	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
PARTNERSHIP AGREEMENT
          The following is a summary of the material terms of the amended and restated agreement of limited partnership of our operating partnership, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “How to Obtain More Information.”
Formation; Management
          Our operating partnership was organized as a Delaware limited partnership on August 25, 1997. Pursuant to the amended and restated limited partnership agreement, as the sole general partner of the operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to cause the partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees and to cause changes in the partnership’s line of business and distribution policies. In general, we may amend the partnership agreement without the consent of the limited partners. However, except as provided in the next sentence, any amendment to the partnership agreement that would:
▪	affect certain conversion rights of the limited partners adversely,

▪	adversely affect the rights of the limited partners to receive distributions payable to them,

▪	alter the partnership’s allocation of profit and loss to the limited partners, and

▪	impose any obligation to make additional capital contributions upon the limited partners requires the consent of limited partners, other than us, holding more than 50% of the units of our operating partnership held by such partners. The partnership agreement provides that we, as general partner, shall place such restrictions as we reasonably deem appropriate on conversions and transfers of partnership units to ensure that the operating partnership does not constitute a “publicly traded partnership” taxable as a corporation for federal income tax purposes, and that we, as general partner, shall, if we determine that it is in the best interests of the operating partnership that the operating partnership not be treated as a “publicly traded partnership,” place such restrictions as we reasonably deem appropriate on conversions and transfers of partnership units to ensure that the operating partnership does not constitute a “publicly traded partnership” for federal income tax purposes.
Transferability of Interests
          In general, we may not voluntarily withdraw from the partnership or transfer or assign our interest in the partnership. We may, however, enter into a merger, consolidation or similar corporate transaction the result of which is a transfer of or change in the general partner if we receive the consent of the holders of a majority of the units of our operating partnership, excluding those held by us, the contemplated transaction provides that the limited partners receive property in an amount equal to the amount they would have received had they exercised their redemption rights with respect to our shares immediately prior to such transaction, or our successor contributes substantially all of its assets to the partnership in return for a general partnership interest or limited partnership interest in the partnership.
          With certain limited exceptions, the limited partners may not transfer their interests in the partnership, in whole or in part, without our written consent, which consent may be withheld in our sole discretion.
Capital Contribution
     The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow these funds from a financial institution or other lender and lend these funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares of beneficial interest as additional capital to the partnership. We are authorized to cause the partnership to issue partnership interests for less than fair market value if we have concluded in good faith that such issuance is in both the partnership’s and our best interests. If we contribute additional capital to the partnership, we will receive additional partnership interests and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the partnership, we will revalue the property of the partnership to its fair market value as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of this property for fair market value on the date of the revaluation. Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise, which would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that we own as general partner.
Redemption Rights
          Pursuant to Section 8.04 of the partnership agreement, all of the current holders of the units of our operating partnership, other than us, have redemption rights, which enable them to cause us to redeem their units into common shares of our company on a one-for-one basis, subject to adjustments for stock splits, dividends, recapitalizations and similar events, or, at our option, to redeem their units for a cash amount equal to the value of the common shares into which the units would otherwise be converted. The cash value of such common shares shall be calculated from the average of the daily market price of our common shares on the New York Stock Exchange for the ten consecutive trading day period immediately preceding the date that the holder provides notice of redemption. The current third party limited partners own, in the aggregate, 762,605 units of our operating partnership. Holders of units of our operating partnership are prohibited from redeeming their units until the units have been held for atleast one year unless we elect to waive this restriction. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of common shares to the limited partner would:
▪	result in any person owning, directly or indirectly, common shares in excess of the ownership limitations set forth in our declaration of trust;

▪	result in our shares of beneficial interest being owned by fewer than 100 persons, as determined without reference to any rules of attribution;

▪	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

▪	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our or the partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code; or

▪	be likely to cause the acquisition of common shares by such redeeming limited partner to be “integrated” with any other distribution of common shares or units of our operating partnership for purposes of complying with the Securities Act.
     In all cases, however, each limited partner may not exercise the redemption right:
▪	for fewer than 1,000 units of our operating partnership or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner, without our consent;

▪	with respect to more than the number of units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common shares in excess of the applicable ownership limitation; and

▪	more than two times annually.
     The partnership agreement requires that the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Internal Revenue Code, other than any federal income tax liability associated with our retained capital gains, and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Internal Revenue Code.
     In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses and these expenses will be treated as expenses of the partnership. Our expenses generally include:
▪	all expenses relating to our continuity of existence;

▪	all expenses relating to offerings and registration of securities;

▪	all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

▪	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

▪	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the partnership.
Distributions
     The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and the limited partners in accordance with the respective percentage interests of the partners in the partnership.
     Upon liquidation of the partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to the partners with positive capital accounts in accordance with their respective positive capital account balances.
Allocations
     Profits and losses of the partnership, including depreciation and amortization deductions, for each fiscal year generally are allocated to the partners in accordance with their respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and Treasury Regulations promulgated thereunder. Unless a different method is selected by us, as general partner, the partnership will use the “traditional method” under Section 704(c) of the Internal Revenue Code for allocating items with respect to which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution.
Term
     The partnership will have perpetual existence, unless dissolved upon:
▪	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

▪	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

▪	the redemption of all units of our operating partnership, other than those held by us, if any; or

▪	an election by us in our capacity as the sole general partner of our operating partnership.
Tax Matters
     Pursuant to the partnership agreement, the general partner is the tax matters partner of the partnership. Accordingly, as general partner of our operating partnership, we have authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the partnership.

FEDERAL INCOME TAX CONSIDERATIONS
     This section summarizes the current material federal income tax consequences to our company generally resulting from the treatment of our company as a REIT. A prospectus supplement will contain information about the material federal income tax considerations relating to the ownership and disposition of our securities. As used in this section, the terms “we” and “our” refer solely to First Potomac Realty Trust and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Code.
     Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion, based in part on representations received from us, that the discussion contained herein is correct in all material respects. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations.
     The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
     We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
     We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2003. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code and intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.
     The sections of the Internal Revenue Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and the related rules and regulations.
     In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2003 through December 31, 2006 and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2007 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Requirements for Qualification — Failure to Qualify.”
     If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:
▪	We are subject to the corporate federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

▪	We may be subject to the corporate “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.

▪	We are subject to tax, at the highest corporate rate, on:
▪	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

▪	other non-qualifying income from foreclosure property.
▪	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

▪	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:
▪	the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of our gross income qualifying under the 95% gross income test, multiplied, in either case, by

▪	a fraction intended to reflect our profitability.
▪	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

▪	If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) during our 2005 and subsequent taxable years, as described below under “— Requirements for Qualification — Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Internal Revenue Service, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

▪	In the event we fail to satisfy one or more requirements for REIT qualification during our 2005 and subsequent taxable years, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

▪	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

▪	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

▪	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:
▪	the amount of gain that we recognize at the time of the sale or disposition, and

▪	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, assuming that the C corporation will not elect in lieu of this treatment to pay an immediate tax when the asset is acquired.
Requirements for Qualification
     To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.
     Organizational Requirements. A REIT is a corporation, trust or association that meets each of the following requirements:
          (1) It is managed by one or more trustees or directors;

          (2) Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;
          (3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;
          (4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;
          (5) At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);
          (6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;
          (7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;
          (8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and
          (9) It meets certain other qualifications tests described below regarding the nature of its income and assets and the distribution of its income.
     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. Our declaration of trust provides for restrictions regarding the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of our shares of beneficial interest are described in “Description of Capital Shares — Restrictions on Ownership and Transfer.”
     For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.
     If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares of beneficial interest requesting information regarding the actual ownership of our shares of beneficial interest, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.
     We may not qualify as a REIT for any year if at the close of such year we have undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., as the case may be, did not qualify as an S corporation for federal income tax purposes. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we or our predecessor corporation did not so qualify, we may inadvertently fail to qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for any of the following four taxable years.
     A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
     An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in “— Requirements for Qualification — Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
     A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “Prohibited Transactions.”
We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which has not engaged in any business activities. Certain of our management activities may be conducted in the future through First Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal and state income taxes on their net income at the standard corporate rates.
     Gross Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.
     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or common shares, income from certain hedging instruments (during our 2004 and prior taxable years) or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, beginning with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). The following paragraphs discuss the specific application of the gross income tests to us.
     Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.
     First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:
•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

     More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Hunton & Williams LLP that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent by reference to any person’s income or profits, in compliance with the rules above.
     Second, we must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. In addition, our declaration of trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a tenant. Based on the foregoing, we should never own, actually or constructively, 10% or more of any tenant other than a taxable REIT subsidiary. We have represented to Hunton & Williams LLP that we will not rent any property to a related-party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant other than a taxable REIT subsidiary at some future date.
     As described above, we currently have one taxable REIT subsidiary. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.” If in the future we receive rent from a taxable REIT subsidiary, we will seek to comply with this exception.
     Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.
     Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries.
     If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the tenant; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we would be unable to satisfy either the 75% or 95% gross income test.
     Tenants may be required to pay, besides base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.
     Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
     Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.
     Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (any such proceeding or agreement referred to as a “Repossession Action”). Property acquired by a Repossession Action will not be considered “foreclosure property” if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take Repossession Action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered “foreclosure property” unless the REIT makes a proper election to treat the property as foreclosure property.
     A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:
▪	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

▪	on which any construction takes place on the property, other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent; or

▪	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

     Hedging Transactions. From time to time, we enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incur to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Beginning with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For those taxable years, a “hedging transaction” means any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.
     Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:
▪	our failure to meet these tests was due to reasonable cause and not to willful neglect;

▪	we attached a schedule of the sources of our income to our tax return; and

▪	any incorrect information on the schedule is not due to fraud with intent to evade tax.
     Beginning with our 2005 taxable year, those relief provisions will be available if:
▪	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

▪	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.
     We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in
“— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 90% (or 95% beginning with our 2005 taxable year) of our gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
     Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
▪	First, at least 75% of the value of our total assets must consist of:

▪	cash or cash items, including certain receivables;

▪	government securities;

▪	interests in real property, including leaseholds and options to acquire real property and leaseholds;

▪	interests in mortgages on real property;

▪	stock in other REITs; and

investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five year term.
     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
     Third, of our investments included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.
     Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.
     Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
▪	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
▪	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

▪	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
▪	Any loan to an individual or an estate.

▪	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

▪	Any obligation to pay “rents from real property.”

▪	Certain securities issued by governmental entities. Any security issued by a REIT.

▪	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

▪	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”
     We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:
▪	we satisfied the asset tests at the end of the preceding calendar quarter; and

▪	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
     If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
     In the event that, at the end of any calendar quarter beginning with our 2005 taxable year, we violate the 5% asset test or 10% vote or value test described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified the failure. In the event of any other failure of the asset tests beginning with our 2005 taxable year, we will not lose our REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset causing the failure with the Internal Revenue Service, (iii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (iv) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
     Distribution Requirements. Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount not less than:
▪	the sum of

▪ 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

▪ 90% of our after-tax net income, if any, from foreclosure property, minus
▪ the sum of certain items of non-cash income.
     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
     We will pay federal income tax on taxable income, including net capital gain that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
▪ 85% of our REIT ordinary income for the year,

▪ 95% of our REIT capital gain income for the year, and

▪ any undistributed taxable income from prior periods.
     We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.
     It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.
     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.
     Recordkeeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
     Failure to Qualify. Beginning with our 2005 taxable year if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.”
     If we were to fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders, and any distributions to shareholders would be taxable as dividend income to the extent of our current and accumulated earnings and profits. In such event, to the extent of our current and accumulated earnings and profits, all distributions to most domestic noncorporate stockholders would be eligible to be treated as qualified dividend income, which currently is taxed at capital gains rates. Corporate shareholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.
     Taxable REIT Subsidiaries. As described above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that is permitted to have income that would not be qualifying income if earned directly by us. A taxable REIT subsidiary may provide services to our tenants and engage in activities unrelated to our tenants, such as third-party management, development, and other independent business activities.
     We and a subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns stock of a corporation with more than 35% of the value or voting power of all outstanding stock of the corporation, the corporation will automatically also be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
     Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a controlled taxable REIT subsidiary will not be treated as “rents from real property.” The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.
     We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which has not engaged in any business activities. Certain of our management activities may be conducted in the future through First Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal, state and local income taxes on their net income at the standard corporate rates.
     State and Local Taxes. We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a securityholder transacts business, owns property or resides. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, securityholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.
Other Tax Consequences
     Tax Aspects of Our Investments in the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
     Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:
▪ is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

▪ is not a “publicly traded” partnership.
     Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
     Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.
     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we qualified for certain relief provisions. See “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and Their Partners
     Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.
     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
     Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference.
     Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:
▪ the amount of cash and the basis of any other property we contribute to the partnership;

▪	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

▪	reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.
     Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
     Depreciation Deductions Available to Partnerships. The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A partnership in which we are a partner generally will depreciate property for federal income tax purposes under the modified accelerated cost recovery system of depreciation, referred to as MACRS. Under MACRS, the partnership generally will depreciate furnishings and equipment over a seven year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Tax legislation enacted in 2003 provides a first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property placed in service after May 5, 2003, which includes qualified leasehold improvement property with a recovery period of less than 20 years, such as furnishings and equipment. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. Under MACRS, the partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention. In addition, certain qualified leasehold improvement property placed in service before January 1, 2006 will be depreciated over a 15-year recovery period using a straight-line method and a half-year convention. The partnership’s initial basis in properties acquired in exchange for units of the partnership should be the same as the transferor’s basis in such properties on the date of acquisition. Although the law is not entirely clear, the partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that the partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.
     Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.
     Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Requirements for Qualification — Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

PLAN OF DISTRIBUTION
     We may sell the securities being offered hereby in one or more of the following ways from time to time:
▪	through agents to the public or to investors;

▪	to underwriters for resale to the public or to investors;

▪	directly to investors; or

▪	through a combination of any of these methods of sale.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
     We expect to set forth in a prospectus supplement the terms of the offering of securities, including:
▪	the name or names of any agents or underwriters;

▪	the purchase price of the securities being offered and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any initial public offering price;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchanges on which such securities may be listed.
Agents
     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
     We may also engage a company, including, for example, Cantor Fitzgerald & Co. and Brinson Patrick Securities Corporation, to act as our agent (“Offering Agent”) for one or more offerings, from time to time, of our securities. If we reach agreement with an Offering Agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the Offering Agent will try to sell such securities on the agreed terms. The Offering Agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. The Offering Agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at-the-market” offering.
Underwriters
     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Compensation of Agents and Underwriters
     The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc., or any independent broker/dealer in connection with any offering of securities by this prospectus will not be greater than 10% of the gross proceeds received by the company in the offering, plus a maximum of 0.5% of the gross proceeds for reimbursement of bona fide due diligence expenses.
Direct Sales
     We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Trading Markets and Listing of Securities
     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
OTHER MATTERS
Legal
     The legality of any securities offered by this prospectus will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Considerations” upon the opinion of Hunton & Williams LLP.
Experts
     The consolidated financial statements and schedule of First Potomac Realty Trust as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the statement of revenues and certain expenses for the year ended December 31, 2005 of Indian Creek Court have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report covering the December 31, 2006 consolidated financial statements and schedule of First Potomac Realty Trust refers to the adoption of Statement of Financial Accounting Standard No 123(R), Share-Based Payment in 2006.
     The statement of revenues and certain expenses of Owings Mills Commerce Center for the year ended December 31, 2005, appearing in First Potomac Realty Trust’s Current Report on Form 8-K dated April 11, 2007 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph noting that the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2 to such statement of revenue and certain expenses, and is not intended to be a complete presentation of the revenue and expenses of Owings Mills Commerce Center) included therein and incorporated herein by reference. Such statement of revenue and certain expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The statement of revenues and certain expenses of Gateway 270 for the year ended December 31, 2005, appearing in First Potomac Realty Trust’s Current Report on Form 8-K dated April 11, 2007 has been audited by The Schonbraun McCann Group LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph noting that the statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to such statement of revenue and certain operating expenses, and is not intended to be a complete presentation of the revenue and expenses of Gateway 270) included therein and incorporated herein by reference. Such statement of revenue and certain operating expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The statement of revenues and certain expenses of Park Central for the year ended December 31, 2005, appearing in First Potomac Realty Trust’s Current Report on Form 8-K dated April 11, 2007 has been audited by Goodman and Company, L.L.P., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph noting that the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2 to such statement of revenue and certain expenses, and is not intended to be a complete presentation of the revenue and expenses of Park Central) included therein and incorporated herein by reference. Such statement of revenue and certain expenses is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.*
     The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates.

SEC registration fee	$	*
Printing and mailing fees		30,000
Legal fees and expenses		150,000
Accounting fees and expenses		100,000
Trustee fees and expenses		10,000
Miscellaneous		10,000

Total		$300,000

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.
Item 15. Indemnification of Trustees and Officers.
     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding of active or deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
     Our declaration of trust permits us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, employee, agent, trustee or officer or (b) any individual who, while a trustee, shareholder, employee, agent, or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, employee, agent, trustee or officer of our company. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity, against any claim or liability to which he or she may become subject by reason of such status. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above. Maryland law requires us to indemnify a present or former shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.
     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the trustee or officer was adjudged to be liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met.

Item 16. Exhibits.

Exhibit	Description of Document
1.1**	Form of Underwriting Agreement for equity securities

1.2**	Form of Underwriting Agreement for debt securities

3.1	Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

3.3	Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership, dated September 15, 2003 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 filed on November 29, 2004 (Registration No. 333-120821))

4.2**	Form of Preferred Share Certificate

4.3*	Form of Senior Indenture

4.4*	Form of Senior Debt Security

4.5*	Form of Subordinated Indenture

4.6*	Form of Subordinated Debt Security

5.1*	Opinion of Hunton & Williams LLP

8.1*	Opinion of Hunton & Williams LLP with respect to certain tax matters

12.1	Statement regarding computation of ratios (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K filed on March 15, 2007)

23.1*	Consent of KPMG LLP (independent registered public accounting firm)

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm)

23.3*	Consent of The Schonbraun McCann Group LLP (independent registered public accounting firm)

23.4*	Consent of Goodman and Company L.L.P. (independent registered public accounting firm)

23.5*	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and 8.1)

25.1**	Statement of Eligibility to act as trustee for the Senior Debt Securities

25.2**	Statement of Eligibility to act as trustee for the Subordinated Debt Securities

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities registered hereunder.

Item 17. Undertakings.
(a)	The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(b)	Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under the Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 16th day of April, 2007.

FIRST POTOMAC REALTY TRUST
By:	/s/ Barry H. Bass
Barry H. Bass
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Louis T. Donatelli Louis T. Donatelli	Chairman of the Board of Trustees	April 16, 2007

/s/ Douglas J. Donatelli Douglas J. Donatelli	President, Chief Executive Officer and Trustee (Principal Executive Officer)	April 16, 2007

/s/ Barry H. Bass Barry H. Bass	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 16, 2007

/s/ Michael H. Comer Michael H. Comer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 16, 2007

/s/ Robert H. Arnold Robert H. Arnold	Trustee	April 16, 2007

/s/ Richard B. Chess Richard B. Chess	Trustee	April 16, 2007

/s/ J. Roderick Heller, III J. Roderick Heller, III	Trustee	April 4, 2007

/s/ R. Michael McCullough R. Michael McCullough	Trustee	April 16, 2007

/s/ Alan G. Merten Alan G. Merten	Trustee	April 4, 2007

/s/ Terry L. Stevens Terry L. Stevens	Trustee	April 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for equity securities

1.2**	Form of Underwriting Agreement for debt securities

3.1	Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

3.3	Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership, dated September 15, 2003 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-11/A filed on October 1, 2003 (Registration No. 333-107172))

4.1	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 filed on November 29, 2004 (Registration No. 333-120821))

4.2**	Form of Preferred Share Certificate

4.3*	Form of Senior Indenture

4.4*	Form of Senior Debt Security

4.5*	Form of Subordinated Indenture

4.6*	Form of Subordinated Debt Security

5.1*	Opinion of Hunton & Williams LLP

8.1*	Opinion of Hunton & Williams LLP with respect to certain tax matters

12.1	Statement regarding computation of ratios (incorporated by reference to Exhibit 12.1 to our Annual Report on Form 10-K filed on March 15, 2007)

23.1*	Consent of KPMG LLP (independent registered public accounting firm)

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm)

23.3*	Consent of The Schonbraun McCann Group LLP (independent registered public accounting firm)

23.4*	Consent of Goodman and Company L.L.P. (independent registered public accounting firm)

23.5*	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and 8.1)

25.1**	Statement of Eligibility to act as trustee for the Senior Debt Securities

25.2**	Statement of Eligibility to act as trustee for the Subordinated Debt Securities

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference in connection with the offering of the securities registered hereunder.